Liquidity Services, Inc. (LQDT)
Q1 2018 Earnings Call

Operator: Good day, ladies and gentlemen, and welcome to the First Quarter Fiscal Year 2018 Liquidity Services Earnings Conference Call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will be given at that time. As a reminder today's program is being recorded.

I would now like to introduce your host for today's program, Julie Davis, Senior Director of Investor Relations. Please go ahead.
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Julie Davis
Senior Director-Investor Relations, Liquidity Services, Inc.
Thank you, Jonathan. Hello and welcome to our first quarter fiscal year 2018 financial results conference call. Joining us today are Bill Angrick, our Chairman and Chief Executive Officer; Jorge Celaya, our Chief Financial Officer; and Mike Sweeney, our Chief Accounting Officer. We will be available for questions after our prepared remarks.

The following discussion or responses to your questions reflects management's views as of today, February 1, 2018, and will include forward-looking statements. Actual results may differ materially. Additional information about factors that could potentially impact our financial results is included in today's press release and in our filings with the SEC, including our most recent annual report on Form 10-K.

As you listen to today's call, we encourage you to have our press release in front of you, which includes our financial results as well as metrics and commentary on the quarter. During this call, we will discuss certain non- GAAP financial measures. In our press release and our filings with the SEC, each of which is posted on our website, you will find additional disclosures regarding these non-GAAP measures, including reconciliations of these measures with comparable GAAP measures.

We also use certain supplemental operating data as a measure of certain components of operating performance, which we also believe is useful for management and investors. The supplemental operating data includes gross merchandise volumes and should not be considered a substitute for or superior to GAAP results.

At this time, I'd like to turn the presentation over to our CEO, Bill Angrick.
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William Paul Angrick
Chairman & Chief Executive Officer, Liquidity Services, Inc.
Thank you, Julie. Good morning and welcome to our Q1 earnings call. I'll review our Q1 performance and provide an update on key strategic initiatives. Next, Mike Sweeney will provide more details on the quarter. Finally, Jorge Celaya will provide our outlook for the current quarter.

Though not satisfied, we are encouraged with our Q1 results as our GovDeals segment grew it's GMV, 27%, year-over-year through expansion with existing and new accounts in the U.S. and Canada, and our Retail Supply Chain Group segment grew it's GMV, 17%, year-over-year driven by growth with both large and mid-sized retailers and manufacturers utilizing our sales channels and returns management services.

Our Capital Assets Group segment faced a tough year-over-year comparison because several large commercial sales occurred in the prior-year period. However, GMV, related to our commercial CAG business, excluding our DoD contracts, grew sequentially by 51% driven by growth in our lot-enabled energy marketplace with multinational energy clients and as many of our industrial manufacturer clients used our platform to sell high- value assets.

During the quarter we added approximately 300 new commercial and government sellers and approximately 38,000 new registered buyers to our marketplaces. Our Q1 results also demonstrate the positive impact of our cost reduction efforts driven by a more streamlined and efficient organizational structure. We continue to reduce our expenses, which offset the impact of the wind-down of the DoD Surplus contract during 2018, while integrating our marketplaces and increasing their productivity. Next, I'll take a look at highlights of our business segments.

Our GovDeals marketplace growth accelerated in Q1 driven by the addition of hundreds of new clients in the U.S. and Canada including the Commonwealth of Kentucky and the Florida Department of Transportation. During Q1, GovDeals completed over 51,000 auctions including vehicles, heavy equipment, helicopters and even a snow- melting machine, we'd sold for six figures.

Our Retail Supply Chain Group segment continue to grow the top line organically with GMV up 17% year-over- year. Of note, self-service GMV, within our Retail segment, grew 27% year-over-year as we have increased adoption of our self-service model with many clients to give them more flexibility and control of their sales activity. Our RSCG team continues to experience encouraging customer interest and our returns management service offerings from both mid-sized and Fortune 1000 retailers and manufacturers, and we expect to expand in this area.

GMV, in our Capital Assets Group segment, experienced strong sequential growth in the quarter, driven by more activity with commercial sellers in our energy and industrial verticals, offset by our DoD Surplus and Scrap contracts, which continue to be hampered by lower volumes and declining value of assets received compared to historical trends. Our Capital Asset Group pipeline with commercial organizations is the strongest it has been in several years, and we expect to see continued improvement as we move through Q2.

In April, Liquidity Services will host our Energy Insight conference, which will bring together clients across the globe in the energy supply chain in Houston to discuss strategies and tools to capitalize on the energy sector market recovery and create value for their organizations.

Our strategy in fiscal 2018 and beyond remains focused on the long-term growth of our commercial and municipal government marketplaces on a global scale while capturing operating efficiencies as we complete the integration of our marketplace platform and business functions under our LiquidityOne transformation program. In fact, we began to see the benefits of driving improved productivity and lower cost during Q1 due to the investments we've made in our LiquidityOne program. Also, we expanded the beta test of our new commercial self-service marketplace, auctiondeals.com during Q1 and have sold nearly 400 items on this new marketplace ranging from vehicles, heavy equipment, consumer goods and technology assets.

As we previously announced in December, we've appointed Roger Gravley as Chief Information Officer and expanded his responsibilities to include oversight of our technology platforms, IT operations and services, including the implementation of our LiquidityOne e-commerce platform, ERP system upgrade, and new returns management and self-service offerings.

Given the planned wind-down of the DoD Surplus contract, we will focus on accelerating the decommissioning of legacy tools dedicated to running this part of our business. We expect to complete the launch of our remaining marketplaces on our new e-commerce platform during 2018.

Finally, we anticipate the launch of a new consolidated marketplace on our LiquidityOne e-commerce platform by the end of 2018, which will serve as a single marketplace to search, find, and buy any asset from any seller across our network of marketplaces. We expect a single unified marketplace to drive increased traffic from our buyer base, through more efficient marketing strategies, and provide our buyers with a more efficient method of sourcing our global supply of available assets from sellers across the globe.

We exited the quarter in a strong financial position to pursue our growth initiatives with $96.7 million in cash and zero debt. In closing, continued investments in our people, processes, and platform will enhance the value we bring to sellers and buyers and drive our transformation. As we begin to harvest the investments we are making over the next few years, we are excited about the tremendous potential to grow our business. Liquidity Services is committed to driving innovation and significant value creation for our customers and shareholders as we execute our long-term growth strategy.

Now, let me turn it over to Mike for more details on Q1 results.
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Michael E. Sweeney
Chief Accounting Officer & Vice President, Liquidity Services, Inc.
Thanks, Bill. We finished the first quarter of fiscal 2018 above the company's guidance range for GAAP net loss, GAAP diluted EPS, adjusted EBITDA, and non-GAAP EPS. Results were at the high-end of the guidance range for GMV.

Next, I'll comment on our first quarter results with comparison to the prior year. GMV decreased 2.8% or $4.3 million to $155.4 million due to a decrease in our Capital Assets Group or CAG segment, partially offset by increases in our GovDeals and in Retail Supply Chain Group or RSCG segment.
CAG GMV was down 29.4% or $22.4 million while GovDeals was up 26.8% or $15.1 million, and RSCG was up 16.9% or $4.2 million. Total revenue decreased $9.7 million or 13.7% to $61.1 million and was the result of decreases in our CAG and RSCG segment, partially offset by an increase in our GovDeals segment.

Revenue from our CAG segment was down $10.4 million or 24.6%, in line with the GMV change and was due to a lower volume of goods sold under our Surplus contract and the change in mix of commodities to lower-value commodities sold under our Scrap contract. Also contributing to the decrease in revenue was lower service revenue related to our Surplus contract as well as the decrease in revenue within our CAG commercial business. While GMV increased in Q1 fiscal 2018 for our RSCG segment, revenue was down $0.9 million or 4.3%, driven by a change in mix from purchase model transactions to consignment model transaction.

GovDeals revenue increased 21.1% or $1.2 million due to additional sales volume from existing clients and an increase in the number of new sellers. Our consolidated costs and expenses were down in Q1 2018 versus Q1 2017, consistent with our lower overall revenue. Cost of goods sold decreased $4.7 million or 14.6% to $27.6 million. Approximately $4.3 million of this decrease is attributable to a lower volume of sales under our Surplus contract during the fiscal 2018 first quarter.

As a percentage of revenue, cost of goods sold decreased slightly to 45.2% of revenue, down from 45.7% in the prior-year first quarter. Seller distributions decreased $1.2 million or 27.2% to $3.3 million due to lower revenue under our Scrap contract during the fiscal 2018 first quarter. As a percentage of revenue, seller distributions decreased to 5.4% from 6.4%. Technology and operations expenses decreased $3.8 million or 17.4% due to a decrease in staff cost of approximately $3.4 million, partially as a result of business realignment activities. As a percentage of revenue, technology and operations expenses decreased to 29.6% from 30.9%.

Sales and marketing expenses decreased $1.7 million or 17% primarily from decreases in staff cost of approximately $1.2 million as well as lower marketing and promotional expenses. As a percentage of revenue, sales and marketing expenses decreased to 13.6% from 14.1% in the prior year.

General and administrative expenses decreased $2.3 million or 23.2%. Included within this decrease are reductions in overall staff cost of approximately $1.2 million, partially the result of business realignment activities as well as lower non-income tax regulatory costs and a decrease in certain lease costs. As a percentage of revenue, G&A decreased to 12.4% from 13.9% in the prior year.

We reported other operating expense in fiscal 2018 first quarter of approximately $1.5 million, which was primarily from $1.3 million of restructuring and realignment costs. We also had a $0.4 million gain this quarter from the sale of certain equipment no longer used, which is reported on our interest and other income expense line.

Provision for income taxes increased $4.9 million to a benefit of $4.8 million for the quarter due to benefits from the newly enacted tax law. Net loss was $1.2 million compared to a loss of $8.4 million a year ago. Adjusted net loss was $4.6 million, down from a $6.8 million loss in the prior year first quarter. GAAP net loss and GAAP EPS were positively impacted by the onetime tax benefits from the new corporate tax law.

Adjusted EBITDA was a loss of $3.0 million in Q1 fiscal 2018 compared to a loss of $4.3 million in the prior year first quarter. This improvement was mostly due to strong growth in our GovDeals segment, the wind-down of our TruckCenter business and realignment of our IronDirect business. This was offset by decreased results in our commercial CAG business as a result of a lower top line.
Diluted loss per share improved to negative $0.04 from negative $0.27 in the prior-year first quarter and adjusted diluted loss per share improved to negative $0.14 from negative $0.22 a year ago, based on approximately 32.0 million diluted weighted average shares outstanding. We continued to have a strong debt-free balance sheet. At December 31, 2017, we had a cash balance of $96.7 million, current assets of $129 million, total assets of $205 million, and $63 million in working capital. Capital expenditures during the quarter were $1 million. We expect capital expenditures, for fiscal 2018, to be between $5 million and $7 million.

I'll now turn it over to Jorge for the outlook on the next quarter.
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Jorge A. Celaya
Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
Thank you, Mike. Good morning. As our first quarter results reflect, we are making progress on our 2018 goals to grow our commercial and municipal government marketplaces and are on track with our e-commerce platform and ERP solution. At the same time, we are seeing the benefits of our realignment in 2017 of our TruckCenter and our IronDirect businesses, and also the reorganization efforts this last fourth quarter and first quarter of fiscal year 2018 to reduce our overall cost structure, create efficiencies across the business, and streamline our technology, corporate, sales, and marketing functions.

Regarding our fiscal year 2018 outlook, as impacted by the DoD Surplus contract, we have defined and are executing on the wind-down plan and expect to sell through all remaining inventory by April and complete most of the wind-down of contract-related expenses by May, including a reduction in head count , to warehouse locations, and multiple field sites. We do not anticipate profits from the Surplus contract starting with this upcoming second fiscal quarter of 2018. However, for fiscal year 2018, we expect to generate cost benefits of $12 million to $14 million as a result of our reorganization efforts. These benefits, combined with the benefits from the realignment of our TruckCenter and IronDirect businesses in fiscal year 2017, will offset the impact of the Surplus contract compared to fiscal year 2017.

Turning to our fiscal year 2018 LiquidityOne initiatives, we expect our overall timeline to remain on track and our associated spending is expected to be in the $1.5 million to $2.5 million range per quarter for the remainder of 2018. Our second quarter fiscal year 2018 results, the year-over-year comparison reflects, one, favorable results in our RSCG segment as we continue to add new seller relationships and benefit from higher volumes we received from the strong holiday season for retailers. Two, in our commercial business, within the CAG segment, while it's expected to be in line with second quarter of fiscal year 2017 top line results, including some project- based sales, we expect a bottom line improvement as a result of the recent cost reductions. And three, we will continue to see strong growth in our GovDeals segment. Offsetting these year-over-year overall pipeline improvement is the GMV reductions from the Surplus contract as we are selling through our remaining inventory, which is low-margin, low-value property that is expected to yield lower GMV and much lower returns on a comparative basis for that contract. Also, our DoD Scrap contract is expected to have comparatively lower performance related to reduced property flows and lower value mix of assets.

Management's guidance for the next fiscal quarter is as follows. We expect GMV, for Q2 of 2018, to range from
$150 million to $170 million, a GAAP net loss is expected for Q1 2018 in the range of negative $8.4 million to negative $6.1 million with a corresponding GAAP loss per share for Q2 of 2018 ranging from a negative $0.26 to a negative $0.19 per share. We estimate non-GAAP adjusted EBITDA for Q2 of 2018 to range from a negative $5 million to a negative $30 million.
A non-GAAP adjusted loss per share is estimated, for Q2 of 2018, in the range of negative $0.23 to negative
$0.16. This guidance assumes that we have diluted weighted average shares outstanding for the quarter of approximately 32 million and an effective tax rate in the single digit.

We will now take your questions.
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QUESTION AND ANSWER SECTION

Operator: Certainly. Our first question comes from the line of Colin Sebastian from Robert W. Baird. Your question please.
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Colin Alan Sebastian Analyst, Robert W. Baird & Co., Inc.
Thanks. Good morning and congrats on the improvement shown in the quarter. One thing I think might be helpful for me to talk – for you to hear from you guys is how much of the improvement you're seeing is related to new client growth versus existing client volume and then discussing perhaps how that pipeline looks. And then on the

Retail segments, what you're seeing in terms of the seasonal liquidation trends after the holidays. And I have a follow-up.
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.
Sure. So, we are very buoyant in the addition of new client relationships in both the retail supply chain, I'd say in industrial supply chain, and the municipal government market. Well over 300 new accounts signed during the December quarter. Let me go through each area, Colin.

The municipal government market, which is a market that we've been in really since the inception of the company, is one where peers heavily influence the adoption of best practices with 11,000-plus clients at the state, county, local level who largely attend similar conferences and are asking their peers how they're solving issues related to property management as a disposition and other matters. We're really well-positioned there as the leading player in that channel, and we continue to add clients both from a geographic perspective type of client, from form of transportations, schools and universities, large administrative services. Throughout government we've expanded geographically west and northwest in the United States. We've expanded north of the border to Canada.

So, I think this is just broad-based secular growth driven by the efficiency of our model, the adoption of digital approaches to solving the needs of government and the efficacy of driving higher recovery rates on the platform as our supply grows, our buyer base grows and so forth.

On the industrial supply side, the industrial supply chain is very disruptive, people are changing, their approach to holding assets, property, plant, and equipment and the entire factories are being relocated, some cases downsized and we're benefiting from that trend. As I noted, we have the strongest pipeline in the Capital Assets Group commercial business that we've had that I can recall. And so, we're working with Fortune 100 companies, Fortune 1000 companies, and even small, mid-sized businesses that are trying their leverage the liquidity created on a marketplace platform.
The industries kind of covered in this part of our business include the energy supply chain, which has benefited over the last 90 days from some recovery in energy prices. I think buyers are joining in the improved sentiment that businesses have to spend money and invest partly due to fiscal reform, tax reform, and availability of energy prices justifying drilling and activity. So, energy is strong.

We also serve the biopharma healthcare market. There's lots of innovation happening there, which necessitates rebalancing asset portfolios. We work in the electronics manufacturing, semiconductor supply chain and we're involved with many large global projects there. The reach of our global marketplace is very important because often the buyers are not in the same country or even continent as the seller. So, our cross-border capabilities there is are very important. We work in the consumer packaged goods market, very dynamic market, lots of growth and repositioning of plant and equipment around where consumer demand is. So, those are some examples of what broad-based growth we have in industrial.

On the Retail side, undoubtedly, this is peak return season and, seasonally, it's the high period for our retail supply chain marketplace, and our liquidation.com channel, for example, is benefiting from that. We've seen adoption of our services not only with, let's say, top 50 retailers and manufacturers but, increasingly, in the middle market, and we're working with many companies that are, let's say, very niche-focused e-commerce players, who don't have the benefit of a large physical brick-and-mortar store network or distribution center hub network. So, we're providing that network with respect to returns management. We're providing our software, our services, and our distribution facilities to create value for these online, I would say, native online players who never had brick-

and-mortar operations. And we expect that macro trend to be beneficial to our business as secular growth of online shopping continues to grow.

And the metrics around the return season, depending upon who you talk to, National Retail Federation, I believe quoted over $90 billion of returned goods just from the holidays, something like $300 billion of returns annually expected in 2018. So, this is something that is certainly a driver for what we do, which is remove the friction from the retailers and manufacturers, recovering value, reducing the number of touches on these goods by leveraging our distribution centers and our software.

And I think what's interesting for us is that our returns management platform is now being demoed to be used with clients in their own facilities as a service, Software-as-a-Service, so we're excited about that.
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Colin Alan Sebastian Analyst, Robert W. Baird & Co., Inc.
And maybe...
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.
I think that covers all of them
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Colin Alan Sebastian Analyst, Robert W. Baird & Co., Inc.
Yeah. Maybe just a couple of follow-ups. Any sort of change to where you guys are thinking about the volume level needed to hit EBITDA breakeven levels? And then as a housekeeping item, where is head count today versus where you expected to end the year? Thank you.
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William Paul Angrick
Chairman & Chief Executive Officer, Liquidity Services, Inc.
On the head count, I'd say, we're still aggressively hiring in certain categories, particularly in the software development and engineering area. I think we've taken head count down in the warehouse sector, specifically with the DoD wind-down that we have. Where are we trending versus the overall plan, I think we're perhaps slightly below the annual target as we take our time on the engineering and software development hires and make sure we have the right cultural fit. I think head count overall, Colin, is down year-over-year. And as far as the growth of our business, relative to breakeven, obviously, you have costs that are constant with a business of our size publicly traded.

So, at the margin, if we were to sunset a long-standing program like we are with DoD we're not going to make dramatic changes to some of those areas of our business. However, as we grow, we're growing a lot of service revenue streams, which are attractive, high-margin-service relationships that have multiyear attributes to them and that provides very attractive aspect of our growth.

So, we will continue to manage product volume and move sales to the marketplace, but we're bundling a lot of our, let's say, core liquidation activities with value-added services related to returns management, value-added handling of the merchandise and eventually the data that we create for our clients. And that can be valued in how they manage their own supply chain.
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Jorge A. Celaya Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
Colin, this is Jorge. Our head count is down over 100 on a quarter-over – over the same quarter last year.
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Colin Alan Sebastian Analyst, Robert W. Baird & Co., Inc.
Okay. And then you would expect to add a little bit to that by the end of this year, this calendar year. Is that – did I understand that correctly on the engineering side?
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.
Correct. I think sales, marketing, engineering are the areas for growth. We are getting back-office efficiencies as we consolidate systems with regard to operations, finance, and other I'd say back-office functions.
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Jorge A. Celaya Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
And, of course, the Surplus contract head count we'll be reducing between now and the end of the spring as I noted.
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Colin Alan Sebastian Analyst, Robert W. Baird & Co., Inc.
Yeah. Okay.
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Jorge A. Celaya Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
We're still executing on that.

Colin Alan Sebastian Analyst, Robert W. Baird & Co., Inc.
Thank you.
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Operator: Thank you. Our next question comes from the line of Gary Prestopino from Barrington Research. Your question, please?
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Gary Frank Prestopino Analyst, Barrington Research Associates, Inc.
Hi. Good morning, everyone. A couple of quick questions that just really need some short answers to. First of all, is your re-org basically over in terms of the restructuring that you've done? I think I read you said it was Q4 and Q1 of this year or Q4 last year, Q1 of this year, but is it over by and large?
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.
Yes.
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Gary Frank Prestopino Analyst, Barrington Research Associates, Inc.
Okay. And then in terms of the sales or the expenses as a percentage of your total sales that were cited by Mike, are those fairly good run rates throughout the entire year for Q2, Q3, Q4?
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.
Those rates will move a little bit as we have seasonality in the business.
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Gary Frank Prestopino Analyst, Barrington Research Associates, Inc.
Right.
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.
For example, in the March quarter, it's a seasonally high quarter.
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Gary Frank Prestopino Analyst, Barrington Research Associates, Inc.
Right.
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.
So, we'll get some leverage on the sales function. But I think, generally, the bend that you see between, let's say, Q1 and Q2 would be representative of the full year.
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Jorge A. Celaya
Chief Financial Officer & Executive Vice President, Liquidity Services, Inc.
Yeah. And we've gotten some. First of all, as revenue grows the numbers are going to change quite a bit just as they fluctuate as a percent of revenue. We've also done some things to create more variable expense that will help us eliminate that having the fixed cost base. So, as we go forward, we're also looking more and more where we can create areas where we might view them as, especially in our operations where they may be more fixed costs that we can turn that into variable. But just from a cost perspective, the costs that we've taken out in our restructuring are costs that are permanently up.
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Gary Frank Prestopino Analyst, Barrington Research Associates, Inc.
Good. Okay. That's great. And then in terms of your overall business, can you maybe give us a percentage of where you are on GMV based on fee versus or consignment versus purchase?
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.

Sure. Consignment is a trend that has continued to increase with our clients. So, we're over 75% consignment on a consolidated basis today. And as we sunset the DoD Surplus contract, we would expect that number to continue to grow as a proportion to the total.
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Gary Frank Prestopino Analyst, Barrington Research Associates, Inc.
Okay. So that...
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.
And let me just add. The Surplus contract, a contract that we ran successfully for many, many, years, is a contract that we would have certainly liked to retain but the contract terms were so onerous and it was a 100% purchase model relationship. So, you had to buy the inventory, being contractually obligated to take any and all property flow, whether it was high-value, low-value, pay a single lump sum price. So, we know, in many, many of the commodity categories, you're underwater as soon as the property is referred to you much less when you have to then apply labor, marketing, and sales, and you are obligated to stay in that contract for the duration. There's no termination for convenience by the contractor. So, you could be losing millions of dollars in that contract and you have to stay in it...
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Gary Frank Prestopino Analyst, Barrington Research Associates, Inc.
Right.
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.
...with the federal government. So, while we would have liked to have secured if we felt bidding any higher on that contract would have been damaging to shareholders, so we've turned our attention and our focus on our balance sheet on growing much more attractive high-potential areas that use the consignment method primarily to grow.
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Gary Frank Prestopino
Analyst, Barrington Research Associates, Inc
Right. And I would agree with that strategy. I think you get a higher valuation without having a purchase model. And then just a couple of more, Bill. In terms of the CAG group, would it be possible to just give us an idea of – with the GMV, what percentage of it is not related to the DoD contracts just so we can get an idea as we model out the back end of the year?
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.
Sure. Well, let's just focus on Surplus. Surplus is a small, a smaller percentage, so the commercial business would represent the vast majority of the CAG segment as we move into Q2 period. So, as we were in the Q2 – I'm sorry, repeat that again? The commercial business would...
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Gary Frank Prestopino Analyst, Barrington Research Associates, Inc.
So, the question...
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William Paul Angrick Chairman & Chief Executive Officer, Liquidity Services, Inc.
Yeah. What I'm saying is, in Q2, DoD Surplus is winding down, right, becoming a smaller part of that CAG segment, and once we – both in Q2 and beyond, the vast majority of that business is commercial.
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Gary Frank Prestopino Analyst, Barrington Research Associates, Inc.
Right. Well, that's what I'm trying to get at just for modeling purposes. All right. I understand. So, the vast majority is going to be commercial. Okay. That's great. That helps a lot. Thank you so much.
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Operator: Thank you. And this does conclude the question-and-answer session of today's program. I'd like to hand the program back to Julie Davis for any further remarks.
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Julie Davis
Senior Director-Investor Relations, Liquidity Services, Inc.
Thank you. Thanks, everyone, for participating in our call today. If you have any follow-up questions, please contact me and we will get those answered. Have a nice day.
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Operator: Thank you, ladies and gentlemen, for your participation in today's conference. This does conclude the program. You may now disconnect. Good day.